                                                                    Exhibit A-29


                                STATE OF INDIANA

                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       of

ENERGYUSA-APPALACHIAN CORP.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, February 19, 2001.

         In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, February 19, 2001.

(SEAL)



                                                         /S/ Sue Anne Gilroy
                                                         -------------------
                                                         SUE ANNE GILROY,
                                                         SECRETARY OF STATE

ARTICLES OF INCORPORATION                                 SUE ANNE GILROY
State Form 4159 (R10 /8-95)                               SECRETARY OF STATE
Approved by State Board of Accounts 1995                  CORPORATIONS DIVISION

INSTRUCTIONS: Use 8 1/2" x 11 " white paper for inserts

Present original and two (2) copies to address
in upper right corner of this form.               Indiana Code 23-1-21-2 FILING

Please TYPE or PRINT.

Upon completion of filing, the
Secretary of State will issue a receipt.                       FEE: $90.00

                            ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of:

Indiana Business Corporation Law                  Indiana Professional Corporation Act 1983, Indiana Code
As amended, executes the following
Articles of Incorporation:                        23-1.5-1-1, et seq. (Professional corporations must include
                                                  Certificate of Registration.)

                      ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof.)

EnergyUSA-Appalachian Corp.

Principal Office: The address of the principal office of the corporation is:

Post office address                 City               State      ZIP Code
  801 East 86th Avenue              Merrillville        IN           46410

                    ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
   Gary W. Pottorff

Address of Registered Office (street or building)           City             ZIP Code
   801 East 86th Avenue                                 Merrillville      Indiana  46410

                         ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 1, 000

If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A".

                           ARTICLE IV - INCORPORATORS

(the names) and addresses) of the incorporators of said Corporation

NAME                   OR BUILDING AND STREET       CITY          STATE      ZIP CODE
   Jean Ward              6600 Sears Tower          Chicago       IL          60606

In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 16th day of February, 2001

  Signature                                       Printed name
  /s/ Jean Ward                                   Jean Ward
   This instrument was prepared by: (name)
   Jean Ward

   Address (number, street, city and state)       ZIP code
   6600 Sears Tower, Chicago, IL                  60606


                            ARTICLES OF INCORPORATION

                                       OF

                           ENERGYUSA-APPALACHIAN CORP.

                        PURSUANT TO THE PROVISIONS OF THE

                        INDIANA BUSINESS CORPORATION LAW

                                    ARTICLE I

                                      Name

The name of the Corporation is EnergyUSA-Appalachian Corp.

                                   ARTICLE II

                           Registered Office and Agent

The street address of the Corporation's registered office at the time of adoption of these Articles of Incorporation is 801 East 86th Avenue, Merrillville, Indiana 46410. The name of its Resident Agent at the time of adoption of these Articles of Incorporation is Gary W. Pottorff.

                                   ARTICLE III

                                     Shares

Section 3.1. Number of Shares. The capital stock of the Corporation shall be of one class and kind, which may be referred to as common shares. The total number of shares which the Corporation has authority to issue shall be 1,000 shares without par value.

Section 3.2. Other Terms of Shares. The Corporation's shares shall be equal in every respect insofar as their relationship to the Corporation is concerned (but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation). The holders of shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares shall be entitled to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

The Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders thereof, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities. Shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

                                   ARTICLE IV

                              Removal of Directors

Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of Directors. No Director may be removed except as provided in this
Article IV.

                                    ARTICLE V

                            Miscellaneous Provisions

Section 5.1. Headings. The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

Section 5.1. Incorporator. The name and post office address of the incorporator of the Corporation is as follows:

    Jean Ward, c/o Schiff Hardin & Waite, 6600 Sears Tower, Chicago, IL 60606

IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 16th day of February, 2001.